UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2013

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-53045	20-4709758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 West Lake Street

Suite 300

Wayzata, MN 55391

(Address of principal executive offices)

(952) 473-3442

(Registrant's telephone number, including area code)

Poker Magic, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2013, the officers of the Company filed with the Minnesota Secretary of State Amended and Restated Articles of Incorporation of the Company, which includes a change to the name of the Company from “Poker Magic, Inc.” to “Mill City Ventures III, Ltd.” A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1, and is incorporated herein by reference. Effective January 22, 2013, the Company’s trading symbol for its shares of common stock on the over-the-counter bulletin board changed from “POKR” to “MCVT” as a result of the above-described name change.

Item 7.01	Regulation FD.

On January 23, 2013, the Company issued a press release announcing the above-described symbol change, and describing the Company’s plans to make an election to become a business development company under the Investment Company Act of 1940.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation.
99.1	Press Release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: January 23, 2013	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky, Chief Executive Officer